Exhibit 21



                         Subsidiaries of the Registrant


Subsidiary                                                State of Incorporation

Performance Funding Corporation                                 Delaware

Performance Securitization Corporation                          Delaware

UAC Boat Funding Corp.                                          Delaware

UAC Securitization Corporation                                  Delaware

Union Acceptance Funding Corporation                            Delaware

UAC Boat Funding Corp.                                          Delaware

UAC Finance Corp.                                               Indiana

Circle City Car Company                                         Indiana